Exhibit (a)(5)(xxxviii)

[GRAPHIC]

ORACLE

Acquisition Strategy

Safra Catz

Chuck Phillips

[GRAPHIC]

ORACLE

Disclaimer

The solicitation and the offer to buy PeopleSoft's common stock is only made pursuant to the Offer to Purchase and related materials that Oracle Corporation and Pepper Acquisition Corp. filed on June 9, 2003, as amended June 18, 2003. Stockholders should read the Offer to Purchase and related materials carefully because they contain important information, including the terms and conditions of the offer. Stockholders can obtain the Offer to Purchase and related materials free at the SEC's website at www.sec.gov, from Credit Suisse First Boston LLC, the Dealer Manager for the offer, from MacKenzie Partners, the Information Agent for the offer, or from Oracle Corporation.

[GRAPHIC]

ORACLE

Acquisitions at Oracle—Things to Know

•	We’ve done 30 acquisitions and know how to integrate them
•	Most have been small to date
•	No single one is essential to our growth
•	Have the infrastructure to handle multiple transactions simultaneously

[GRAPHIC]

ORACLE

Acquisition Types

•	Incremental customer segments in existing markets
•	Platform extension/enhancement
•	New market segment entry
•	Industry vertical market expertise

[GRAPHIC]

ORACLE

M&A—Why Now?

•	Industry in new phase of consolidation
•	Customers want us to become even more strategic and expand our footprint
•	More reasonable prices
•	Oracle’s relative strength more apparent
•	We can absorb larger acquisitions without distraction

[GRAPHIC]

ORACLE

M&A—Minimum Requirements

•	Advances 5-year strategic plan
•	Accretive from operations within a year
•	Discounted cash flows compelling
•	Can be revamped to meet Oracle margins and cash flow standards

[GRAPHIC]

ORACLE

Acquisitions—Additional Benefits

•	Management talent
•	New partners
•	Cross and Up sell opportunities
•	Next ideas and hidden jewel products

[GRAPHIC]

ORACLE

Acquisitions—What We Don’t Do

•	Deals to make a quarter
•	Deals from a position of weakness
•	Deals in product areas or markets we haven’t been analyzing for quarters or years
•	Deals for any other reason than furthering Oracle’s growth
•	Anything without full support of our board

[GRAPHIC]

ORACLE

M&A—Part of Broader Plan to Extend Our Reach

•	One peg in a broader strategic plan to augment, not supplant, organic growth
•	Will acquire but also partner more
•	Partnerships and OEM relationships will play a larger role
•	Leverage the broader Oracle economy more directly and creatively
•	More innovative go to market strategies

[GRAPHIC]

ORACLE

PeopleSoft /Update

[GRAPHIC]

ORACLE

First, Let’s Keep Things in Perspective...

•	We have over 3x the cash
•	We have 5x employees than PeopleSoft
•	We generated nearly 8x PeopleSoft’s revenue last year
•	We have 16x the market capitalization
•	We generate more cash flow per year than they have annual revenue even with JDEC

[GRAPHIC]

ORACLE

Our Perspective on This Deal

•	We’re committed to this transaction
•	It would be good for all shareholders and customers involved… but
•	This is NOT make or break for our apps business

[GRAPHIC]

ORACLE

For Oracle Shareholders

•	Accretive from operations
•	#2 Worldwide
•	5100 additional customers
•	Downstream revenue on the technology side of the business
•	Low risk acquisition
•	Shrinks the market share lead of SAP

[GRAPHIC]

ORACLE

For PeopleSoft Shareholders

•	Cash in hand; no exit risk
•	Avoid uncertainty of PSFT-JDEC 4-product-line merger across two states
•	The offer price is 48% above where the stock was trading ex cash pre-offer on June 5th
•	Avoid risk of PSFT Q3 pipeline drainage because of money-back guarantee or other novel techniques

[GRAPHIC]

ORACLE

Historical Performance— Oracle vs. PeopleSoft

One Year Indexed Share Price Performance

June 6, 2002—June 5, 2003

Returns	ORCL	PSFT	Nasdaq

6 Months	18.4%	(16.4%)	15.7%
1 Year	63.9%	(28.3%)	5.9%
Since May 24, 1999(1)	115.9%	(9.5%)	(32.9%)
5 Years	209.1%	(67.1%)	(7.7%)

[CHART]

[GRAPHIC]

ORACLE

Note: Share price performance shown prior to Oracle’s cash tender offer announcement on June 6, 2003.

(1) Date Craig Conway began employment at PeopleSoft.

PeopleSoft Customer benefits

•	Extended support for P7 and P8; 10-year Public Commitment
•	Critical mass supplier; Larger apps development budget; less risk
•	More global support and consulting organization
•	One stop support for apps and database
•	Don’t have to watch limited PeopleSoft developer dollars go to JDEC integration and migration

[GRAPHIC]

ORACLE

IF PeopleSoft Customers CHOOSE to Migrate..

•	We have access to PeopleSoft developers and code base to build robust migration scripts
•	Unlike other vendors, we can present cost effective outsourcing as a migration option
•	Free like license-for-license upgrade to the E-business Suite

[GRAPHIC]

ORACLE

Oracle Customers—Business as Usual

•	Current Oracle E-business applications will continue on their current schedule
•	Customers will continue to enjoy Oracle’s award-winning global support
•	… and appreciate the fact they made the right choice

[GRAPHHIC]

ORACLE

Deal Dates

•	5 June—PSFT closes at $15.11
•	6 June—Oracle tender offer announced at $16; letter sent to PeopleSoft board
•	18 June—Announced Offer increased to $19.50
•	30 June—Second request from DOJ/HSR
•	14 July—DOJ initial review period ends for JDEC-PSFT
•	17 July—End of exchange offer period for JDEC-PSFT
•	18 July—Oracle tender offer period ends

[GRAPHIC]

ORACLE

QUESTIONS & ANSWERS

[GRAPHIC]

ORACLE